UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 9, 2006

Date of earliest event reported: February 6, 2006

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2006, the General Partner of the Registrant amended the Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. pursuant to Amendment No. 8. A description of Amendment No. 8 is included in Item 5.03 of this report and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to a Units Purchase Agreement dated February 6, 2006, the Partnership sold and issued on February 8, 2006, 1,069,850 Common Units and 2,570,150 Class F Units, representing limited partnership interests in the Partnership, to Energy Transfer Equity, L.P (“ETE”). The price per unit paid for each of the Common Units and Class F Units was equal to $36.37 per unit, the New York Stock Exchange closing price of the Partnership’s Common Units on February 8, 2006. The aggregate proceeds of $132,386,800 was received in cash on February 8, 2006, and no underwriting discounts or commissions were paid. The Common Units and Class F Units were issued to ETE in a private placement that is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The terms and provisions of the Class F Units provide that they may be converted to Common Units upon the approval of a majority of the holders of the Partnership’s Common Units. The description of the Class F Units included in Item 5.03 is incorporated by reference into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to its general partner powers, the Partnership’s General Partner amended the Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. (the “Partnership Agreement”) on February 6, 2006, to create a new class of limited partner interests titled Class F Units. The Class F Units provide that prior to conversion the Class F Units will share in Partnership distributions and will be entitled to all items of Partnership income, gain, loss, deduction and credit as if the Class F Units were Subordinated Units. The Class F Units are entitled to vote upon any proposal submitted to the Partnership’s common unitholders, however, they are not entitled to vote on the proposal for their conversion. Upon receiving the requisite approval by the Partnership’s common unitholders under a proposal to convert the Class F Units to Common Units, all Class F Units shall convert to Common Units on a one-for-one basis. In the event the Class F Units are not converted to Common Units within six months of their issuance, the Class F Units will be entitled to share in Partnership distributions based on 115% of the amount of any Partnership distribution to each Common Unit, and the right to receive distributions shall have the same order of priority relative to distributions on the Common Units.

The description of the characteristics, terms and provisions of the Class F Units in this Item 5.03 is qualified in its entirety by Amendment No. 8 to the Partnership Agreement, a copy of which is being filed with this report as Exhibit No. 3.1.8 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number 3.1.8 –	Amendment No. 8 to Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

		By:	Energy Transfer Partners GP, L.P., its general partner
		By:	Energy Transfer Partners, L.L.C., its general partner

Date:	February 9, 2006	By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer

		By:	/s/ Kelcy L. Warren
Kelcy L. Warren
Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1.8	Amendment No. 8 to Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P.